CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-JUN-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JUN-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-MAY-02
                                              LOCK-OUT DATE:         MAR-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 1,871,857.32        241,783.35        153,733.65      274,380.98

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    449,249.77
    (B) PARTIAL PREPAYMENTS RECEIVED                               156,847.35
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           1,168,557.34
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)          0.00
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    1,774,654.46              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                           97,202.86        241,783.35        153,733.65        274,380.98
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         97,202.86        241,783.35        153,733.65        274,380.98

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         56,723,991.96     60,826,000.00     33,061,000.00     50,733,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 1,774,654.46              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             54,949,337.50     60,826,000.00     33,061,000.00     50,733,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          254,952.17     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.86363024
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           254,952.17     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                    59,557.17         59,724.93         51,526.80        102,255.30

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                           59,557.17         59,724.93         51,526.80        102,255.30
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         59,557.17         59,724.93         51,526.80        102,255.30

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           63,626,000.00           1.9900%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           60,826,000.00           4.7700%
    REIMBURSEABLE FEES                                          33,061,000.00           5.5800%
                                                                50,733,000.00           6.4900%
 TOTAL FEES DUE SERVICER                                        10,066,000.00           7.1000%
                                                                10,066,000.00           7.1200%
                                                                 8,808,000.00           7.0200%
                                                                14,470,089.00           8.4800%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -

(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)

 TOTAL PRINCIPAL DISTRIBUTION
                                                                 1,040,165.04
(C) INTEREST DISTRIBUTION                                        1,749,550.61
    UNPAID INTEREST SHORTFALL

TOTAL INTEREST DISTRIBUTION
                                                                                      When                 VMF SPC
(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE          1,774,654.46            242,979,426.50
    LESS: PRINCIPAL DISTRIBUTION                                                      is less than
                                                                                         251,656,089.00
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE                                                0.10
                                                                                          25,165,608.90
(E) FEES DUE SERVICER                                                                 We can prepay
    MONTHLY SERVICING FEE                                                       Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                               Class A-1   1.990%    56,723,991.96   1,128,807
    SECTION 6.02 REIMBURSEMENT AMOUNT                               Class A-2   4.770%    60,826,000.00   2,901,400
    REIMBURSEABLE FEES                                              Class A-3   5.580%    33,061,000.00   1,844,804
                                                                    Class A-4   6.490%    50,733,000.00   3,292,572
 TOTAL FEES DUE SERVICER                                            Class A-5   7.100%    10,066,000.00     714,686
                                                                    Class A-6   7.120%    10,066,000.00     716,699
                                                                    Class B-1   7.020%     8,808,000.00     618,322
                                                                    Class B-2   8.480%    14,470,089.00   1,227,064

                                                                                         244,754,080.96  12,444,353  5.08%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-JUN-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JUN-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-MAY-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               148      5,281,995       31-59 Days Delinquent       64        2,193,124
    60-89 Days Delinquent                                19        852,214       60-89 Days Delinquent       16          736,236
    90+ Days Delinquent                                  18        721,825       90+ Days Delinquent         13          502,627

    3-Month Avg Thirty-Day Delinquency Ratio           1.97%                     3-Month Avg Thirty-Day Delinquency Ratio   1.04%
    3-Month Avg Sixty-Day Delinquency Ratio            0.42%                     3-Month Avg Sixty-Day Delinquency Ratio    0.33%


(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 709,385.57           Acquisition Loss Amount
    Reposession Profits                                               0.00
                                                                                  Current Month Acquisition Loss Amount       0
(J) Principal Balance of Contracts in Repossession              561,450.39        Cumulative Acquisition Loss Amount          0

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio          0
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   102,255.30
    (y) Remaining Amount Available                              811,640.87
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   6       171,951.32

(Q) Principal Prepayments Paid                                1,325,404.69

(R) Scheduled Principal Payments                                449,249.77

(S) Weighted Average Interest Rate                                   10.18%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,333,254.05
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            645,675.55

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             3,078.32
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         524.17

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                167,082.86
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                           36,291.99


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 254,952.17
   (iv)  Reimburseable Liquidation Expenses                                          0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             254,952.17

Available Distrubution Amount-Vanderbilt                                     2,914,297.34
Available Distrubution Amount-Subservicer-21st                                 609,907.73

To Class A And B                                                             2,814,819.50

Monthly Excess Cashflow                                                        709,385.57

Weighted Average Remaining Term (Months)                                           221.00

  Scheduled Balance Computation

  Prior Month Balance                                                      244,754,080.96


  Current Balance                                     243,021,806.49
     Adv Principal                                         45,868.95
     Del Principal                                         88,248.94
  Pool Scheduled Balance                                                   242,979,426.50


  Principal Payments In Full                            1,168,557.34
  Partial Prepayments                                     156,847.35

  Scheduled Principal                                     449,249.77

  Collateral Balance                                                       243,0210,806.49
